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                                                                   EXHIBIT 10(a)


                                 HALE AND DORR
                               Counsellors At Law


                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000.FAX 617-526-5000



     December 28, 1995



Goldman Sachs Trust
4900 Sears Tower
Chicago, Illinois 60606

     Re: Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File Nos. 33-17619 and 811-5349) (the "Registration Statement")
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Ladies and Gentlemen:

  Goldman Sachs Trust (the "Trust") is a Massachusetts business trust created under a written Declaration of Trust dated, executed and delivered in Boston, Massachusetts on September 24, 1987, as amended on November 25, 1987, October 1, 1987, November 30, 1987, October 6, 1989, March 21, 1991, and April 23, 1991, as
amended and restated on December 5, 1991, and as further amended on August 17, 1992, October 28, 1992, January 26, 1993, December 22, 1993, January 27, 1994,
August 26, 1994, April 3, 1995, April 30, 1995 and May 9, 1995 (as so amended and restated, the "Trust Agreement"). The beneficial interests thereunder are represented by transferable shares of beneficial interest with $.001 par value.

     The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Under
Article IV, Section 4.1 of the Trust Agreement, the number of shares of beneficial interest authorized to be issued under the Trust Agreement is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. Under Article IV, Section 4.1, the Trustees may issue shares of any series or class for such consideration and on such terms as they may determine (or for no consideration if pursuant to a share dividend or split-up) without action or approval of shareholders.

     Pursuant to Article IV, Section 4.2, the Trustees established seven separate series of shares designated "GS Short-Term Government Agency Fund", "Goldman Sachs Global Income Fund", "GS Adjustable Rate Government Agency Fund", "GS Short Duration
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Tax-Free Fund", "Goldman Sachs Government Income Fund", "Goldman Sachs Municipal
Income Fund", and "GS Core Fixed Income Fund".

     By resolution adopted on April 28, 1993, the Trustees of the Trust authorized the President, any Vice President, the Secretary and the Treasurer from time to time to determine the appropriate number of shares to be registered, to register with the Securities and Exchange Commission, and to issue and sell to the public, such shares.

     We understand that you are about to register under the Securities Act of 1933, as amended, 58,400,744 shares of beneficial interest by Post-Effective Amendment No. 26 to the Trust's Registration Statement.

     We have examined the Trust Agreement, the By-Laws, the written actions of the Board of Trustees and the minutes of the meetings of the Board of Trustees relating to the authorization and issuance of shares of beneficial interest of the Trust. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of each individual executing any documents.

     For purposes of this opinion letter, we have not made an independent review of the laws of any state or jurisdiction other than The commonwealth of Massachusetts and express no opinion with respect to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of The Commonwealth of Massachusetts.

     Our opinion below, as it relates to the nonassessability of the shares of the Trust, is qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business Trust may be held personally liable for the obligations of the Trust. In this regard, however, please be advised that the Trust Agreement disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each note, bond, contract, certificate or undertaking made or issued by the Trustees or officers of the Trust. Also, the Trust Agreement provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust.

     We are of the opinion that all necessary Trust action precedent to the issue of the shares of beneficial interest of the Trust comprising of the shares covered by Post-Effective Amendment No. 26 to the Registration Statement has been duly taken, and that all such shares may legally and validly be issued
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for cash, and when sold will be fully paid and non-assessable by the Trust upon receipt by the Trust or its agent of consideration thereof in accordance with terms described in the Trust's Trust Agreement and the Registration Statement, subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities.

     We consent to your filing this opinion with the Securities and Exchange Commission as an Exhibit to Post-Effective Amendment No. 26 to the Registration Statement.

                                    Very truly yours,



                                    HALE AND DORR